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                                                                   EXHIBIT 10.11



                              CONSULTING AGREEMENT


                  CONSULTING AGREEMENT dated as of March 8, 1999 between TELE-COMMUNICATIONS, INC., a Delaware corporation (the "Company"), and LARRY E. ROMRELL, now residing at (*Address Redacted*) ("Consultant").

                  Effective as of the date hereof, the Company has accepted Consultant's resignation as an officer and employee of the Company, its subsidiaries and its other controlled affiliates. In order to continue to have available the benefit of Consultant's knowledge of the Company and expertise, the Company wishes to retain Consultant to provide consulting services on the terms set forth herein, and Consultant has agreed to provide such services on such terms. The Company and Consultant also desire to memorialize their agreement concerning certain continuing rights and obligations under certain other compensatory agreements.

                  In consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:

         1.       Term and Termination.

                  (a) Term. The term of Consultant's retention under this Agreement (the "Term") shall commence on the date hereof and shall end on December 31, 2007. During the Term, Consultant agrees to serve the Company as a consultant upon and subject to the terms and conditions set forth in this Agreement. The Company acknowledges that its obligations under Sections 5, 6 and 7 hereof shall survive any termination of Consultant's retention as a consultant under this Agreement.

                  (b) Termination by the Company. Consultant's retention by the Company as a consultant under this Agreement may be terminated by the Company only as provided in clauses (i) and (ii) below.

                      (i) Upon the death of Consultant. The Company shall,
                  as promptly as practicable following Consultant's death, pay to Consultant's designated beneficiary or beneficiaries in a lump sum an amount equal to one year's compensation under
                  Section 4(a) of this Agreement. The phrase ?designated beneficiary or beneficiaries' shall mean the person or persons named by Consultant from time to time in a signed designation filed with the Company from time to time.

                      (ii) Upon giving written notice of such termination
                  to Consultant six (6) months prior to the effective date thereof and by paying to Consultant in a lump sum





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                  upon such termination all remaining compensation that would have been payable under Section 4(a) hereof if this Agreement remained in full force and effect for the full balance of the Term.

         2.       Services to be Rendered by Consultant.

                  (a) During the Term, Consultant shall, upon the request of the Company's Chief Executive Officer (the "CEO"), consult with and advise the Company with respect to issues and matters of the general types for which Consultant had responsibility as an officer of the Company during calendar year 1998. If Consultant, with his consent, is elected or appointed as a director of the Company or any of the Company's affiliates, Consultant will serve in each such capacity without further compensation, except as may be decided by the Company or such affiliate in its sole discretion. The Company acknowledges that Consultant is a director of Liberty Media Corporation, its successors and assigns ("Liberty"), each of the Covered Entities (as defined in the Inter-Group Agreement (as defined below)) and certain of their respective affiliates and that, in accordance with the Inter-Group Agreement between AT&T Corp. ("AT&T") and Liberty, to be dated as of March 9, 1999 (the "Inter-Group Agreement"), Consultant shall have no duty to communicate, present, make available, or offer to the Company any business or other corporate opportunities obtained or presented to Consultant in his capacity as a director of Liberty, any Covered Entity or any of their respective affiliates.

                  (b) Consultant is agreeing to and shall provide his services under this Agreement as an independent contractor, and neither this Agreement nor the provision of Consultant's services hereunder is intended to create any partnership, joint venture or employment relationship between Consultant and the Company or any of its affiliates.

         3. Time to be Devoted by Consultant; Support by the Company; Location of Services.

                  (a) Consultant shall not be obligated to make available consulting services to the Company of more than 70 hours during any month or more than 700 hours during any period of 12 consecutive months. The actual times during which Consultant performs consulting services shall be mutually agreed by Consultant and the CEO, and the Company will, whenever practicable, give Consultant at least 15 days prior notice of any request by the Company for any consulting services; provided, that Consultant will not be required to render consulting services hereunder prior to 9:00 a.m. local time or after 8:00 p.m. local time. Unless otherwise agreed by the Company and Consultant, the Company will in good faith endeavor to spread the time required of Consultant relatively evenly throughout the Term, recognizing that Consultant may not be available for certain periods of time or may agree (but will not be obligated) to spend concentrated amounts of time on specific projects during certain periods during the Term. It is expressly acknowledged by the Company that the relationship between the Company and Consultant created by this Agreement is non-exclusive, and nothing set forth in this Agreement shall prohibit or restrict Consultant during or after the Term hereof from engaging in any business or activities in any capacity on



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         behalf of any other person, except as specifically set forth in
         Section 8, 9 or 11 hereof. As such, the Company and Consultant will work together in good faith to schedule the performance of Consultant's services hereunder so as not to unreasonably interfere with any such other business or activities.

                  (b) During the Term, the Company shall, at the Company's expense, provide Consultant with all office space, facilities, equipment, supplies, services and secretarial and other staff support which Consultant reasonably requires in order to provide consulting services hereunder.

                  (c) Consultant may perform his services hereunder in any location which he deems to be appropriate and consistent with the needs of the Company, including the home of Consultant.

         4.       Compensation Payable to Consultant.

                  (a) During the Term, the Company shall pay Consultant compensation at the rate of $610,000 per annum. Consultant shall be entitled to such compensation whether or not any service are requested of him and regardless of the number of hours of such service that may be rendered during any particular period.

                  (b) Consultant's annual compensation shall be paid to Consultant in accordance with the Company's regular payroll policy for executives, but not less frequently than once a month.

                  (c) The Company shall not withhold taxes from any payments due to Consultant, except to the extent required by mandatory provisions of applicable law.

         5. Expenses. The Company shall reimburse Consultant for the reasonable amount of dining, hotel, traveling, entertainment and other expenses (consistent with the Company's reimbursement standards for its most senior officers) necessarily incurred by Consultant in the discharge of his consulting obligations hereunder.

         6. Executive Benefit Plans. During the Term, Consultant shall be entitled to participate in and to be accorded all rights and benefits under all group insurance policies maintained or established by the Company for the benefit of its employees, and for this purpose Consultant shall be deemed to be a full-time employee of the Company during such period. In addition, during the Term Consultant shall be entitled to free cable television service if Consultant has residences located within areas serviced by the Company's cable television services. Notwithstanding the foregoing, Consultant shall not be entitled to participate in any benefit plan of the Company which, under mandatory provisions of any applicable law, is available only to employees of the Company.

         7. Indemnification. The Company will indemnify and hold harmless Consultant, to the fullest extent permitted by applicable law, in respect of any liability, damage, cost or expense




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(including reasonable counsel fees) incurred in connection with the defense of any claim, action, suit or proceeding to which he is a party, or threat thereof, by reason of his being or having been an officer, director, employee, consultant or agent of the Company or any subsidiary of the Company, or his serving or having served at the request of the Company as a director, officer, employee, consultant or agent of another corporation or of a partnership, joint venture, trust, business organization, enterprise or other entity, including service with respect to employee benefit plans. Without limiting the generality of the foregoing, the Company will pay the expenses (including reasonable counsel fees) of defending any such claim, action, suit or proceeding in advance of its final disposition, upon receipt of an undertaking by Consultant to repay all amounts advanced if it should ultimately be determined that Consultant is not entitled to be indemnified under this Section. The parties acknowledge and agree that the Company shall not be required to provide indemnification to Consultant with respect to his serving as a director of Liberty, any Covered Entity or their respective affiliates with respect to service by Consultant on such boards following the date of closing of AT&T's acquisition of the Company.

         8. Noncompetition. Consultant agrees that while retained as a consultant under this Agreement and for the Applicable Period (as defined below) following the termination of such retention, he will not, directly or indirectly, as principal or agent, or in any other capacity, own, manage, operate, participate in or be employed by or otherwise be interested in, or connected in any manner with, any person, firm, corporation or other enterprise which directly competes in a material respect with the business of the Company or any of its subsidiaries as then conducted. Nothing herein contained shall be construed as denying Consultant the right to (i) own securities of any such corporation which is listed on a national securities exchange or quoted in the NASDAQ System to the extent of an aggregate of 5% of the amount of such securities outstanding, (ii) provide consultancy services to others which may violate the provisions of the first sentence of this Section if the Company's CEO approves in writing of such provision of consultancy services or (iii) serve as a director on the Boards of Directors of Liberty, any of the Covered Entities, or their respective affiliates, and to provide services in connection therewith. For purposes hereof, the term "Applicable Period" means the period beginning on the effective date of the termination of Consultant's retention hereunder as a consultant to the Company (the "Effective Date") and ending on the second anniversary of the Effective Date.

         9. Confidentiality. Consultant agrees that while retained hereunder as a consultant of the Company (otherwise than in the performance of his duties hereunder) and thereafter, not to, directly or indirectly, make use of, or divulge to any person, firm, corporation, entity or business organization and he shall use his best efforts to prevent the publication or disclosure of, any confidential or proprietary information concerning the business, accounts or finances of, or any of the methods of doing business used by the Company or of the dealings, transactions or affairs of the Company or any of its customers which have or which may have come to his knowledge during his retention with the Company or period of retention as a consultant hereunder, but this Section 9 shall not prevent Consultant from responding to any subpoena, court order or threat of other legal duress, provided Consultant notifies the Company thereof with reasonable promptness so that the Company may seek a protective order or other appropriate relief, but this Section 9 shall not prevent Consultant from responding to any subpoena, court order or threat of other legal duress, provided Consultant notifies



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the Company hereof with reasonable promptness so that the Company may seek a protective order or other appropriate relief.

         10. Delivery of Materials. Consultant agrees that, upon the termination of his period of retention as a consultant hereunder, he will deliver to the Company all documents, papers, materials and other property of the Company relating to its affairs, which may then be in his possession or under his control.

         11. Noninterference. Consultant agrees that he will not, while retained as a consultant hereunder and for the Applicable Period following the termination of his period of retention as a consultant hereunder, solicit the employment of any employee of the Company on behalf of any other person, firm, corporation, entity or business organization, or otherwise materially interfere with the employment relationship between any employee or officer of the Company and the Company.

         12. Effect on Equity Agreements. The Company hereby agrees that, notwithstanding any provision of any options to acquire capital stock of the Company, stock appreciation rights, restricted stock awards or other equity incentive award ("Equity Award"), in each case granted to Consultant by the Company or any of its subsidiaries, or any provision of any employee benefit plan under which such Equity Award was granted, to the contrary, (a) none of such Equity Awards currently held by Consultant shall terminate or otherwise be affected by the resignation of Consultant as an officer and employee of the Company and (b) all such Equity Awards which by their terms are not currently exercisable shall continue to vest and become exercisable in accordance with their terms, unless or until they expire or otherwise terminate in accordance with their terms (other than by reason of Consultant's resignation as an officer and employee of the Company).

         13. Remedies. Consultant agrees that, in the event of a material breach by Consultant of this Agreement, in addition to any other rights that the Company may have pursuant to this Agreement, the Company shall be entitled, if it so elects, to institute and prosecute proceedings, at law or in equity, to obtain damages with respect to such breach or to enforce the specific performance of this Agreement by Consultant or to enjoin Consultant from engaging in any activity in violation hereof. Consultant agrees that because Consultant's services to the Company are of such a unique and extraordinary character, a suit at law may be an inadequate remedy with respect to a breach by Consultant of Sections 8, 9, 10 and 11 hereof, and that upon any such breach or threatened breach by him of such Sections the Company shall be entitled, in addition to any other lawful remedies that may be available to it, to injunctive relief. In the event of a breach by the Company of this Agreement (which is not cured within 30 days from the date of notice of such breach), Consultant may declare that the Company has terminated Consultant pursuant to Section 1(b)(ii) hereof, and Consultant shall be entitled to the benefits and remedies as a result of such deemed termination.

         14. Notices. All notices to be given hereunder shall be deemed duly given when delivered personally in writing or mailed, certified mail, return receipt requested, postage prepaid and addressed as follows:



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                  (a)      If to be given to the Company:

                           Tele-Communications, Inc.
                           5619 DTC Parkway
                           Englewood, Colorado  80111
                           Attention:  Dr. John C. Malone

                           with a copy similarly addressed
                           and marked to the attention of
                           the Legal Department

                  (b)      If to be given to Consultant:

                           Mr. Larry E. Romrell
                           (* Address Redacted*)

or to such other address as a party may request by notice given in accordance with this Section 14.

         15. Miscellaneous. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and replaces and supersedes as of the date hereof any and all prior agreements and understandings with respect to Consultant's employment and/or retention as a consultant by the Company, whether oral or written, between the parties hereto, including, without limitation, that certain Employment Agreement between Consultant and the Company dated as of January 1, 1998. This Agreement may not be changed nor may any provision hereof be waived except by an instrument in writing duly signed by the party to be charged. This Agreement shall be interpreted, governed and controlled by the law of the State of Colorado, without reference to principles of conflict of laws. Notwithstanding anything to the contrary set forth herein, the Company's rights hereunder shall be subject, in all respects, to Consultant's rights as a director of Liberty, each Covered Entity, and certain of their respective affiliates, as provided in the Inter-Group Agreement.



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         IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.


                                          TELE-COMMUNICATIONS, INC.



                                          By:
                                             ----------------------------------
                                              Name:
                                              Title:




                                          -------------------------------------
                                          Larry E. Romrell